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                                                                   EXHIBIT 10.35


                                                             EXECUTION ORIGINAL


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT ("Agreement"), is made and entered into this 23rd day of January, 1998, by and between INSURERATE, INC., a Georgia corporation ("Borrower"), and HOMECOM COMMUNICATIONS, a Georgia corporation ("Lender").

                              W I T N E S S E T H :

         WHEREAS, Lender currently owns eighty-five percent (85%) of the total common stock of Borrower; and

         WHEREAS, Lender has agreed to loan (the "Loan") to Borrower up to One Hundred Thousand and No/100 Dollars ($100,000.00) for the operation of Borrower's business, including, but not limited to, the purchase of machinery, equipment, fixtures and furnishings, leasehold improvements and other necessary business expenses and working capital needs, repayable at the end of ten (10) years in the form of cash or common stock of Borrower; and

         WHEREAS, the Lender and Borrower each desire to enter into the Loan, pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                            AMOUNT AND TERMS OF LOAN

         1.1. Term Loan. The Lender agrees, subject to the terms and conditions hereof, to loan to Borrower an aggregate principal amount of up to One Hundred Thousand and No/100 Dollars ($100,000.00)(the "Maximum Loan Amount"). Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, the Lender agrees to lend to Borrower amounts of principal up to the Maximum Loan Amount at such times and in such amounts as shall be requested by Borrower in accordance with this Agreement. Amounts borrowed by Borrower pursuant to this Agreement and repaid or prepaid by Borrower may not be reborrowed.

         1.2. Advances of Principal. From time to time, and upon the written request of Borrower, funds will be advanced by Lender to Borrower (each an "Advance"). The amount and date of each Advance shall be at the discretion of Borrower; provided, however, that the sum total of the Advances shall not exceed the Maximum Loan Amount. The Loan, together with any Advances thereunder, shall be evidenced by a promissory note and the advance requests attached thereto, in the form of Exhibit 1.2 attached hereto (the "Master Note").


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         1.3 Interest Rate. The unpaid principal balance of all Advances to
Borrower shall bear interest at the Applicable Interest Rate (as such term is defined in the Master Note). Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

         1.4 Payment Date; Manner of Payment. The outstanding principal balance advanced to Borrower plus accrued but unpaid interest thereon shall be payable on the tenth (10th) anniversary of the date hereof (the "Payment Date"). Borrower shall have the option to repay the Lender on the Payment Date in either lawful money of the United States of America or in shares of common stock of the Borrower having a value on the Payment Date equal to the aggregate principal amount advanced by Lender to Borrower, together with interest thereon, in accordance with the terms and conditions of the Master Note.

                                   ARTICLE II.

                       CONDITIONS OF CLOSING AND BORROWING

         2.1. Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place on the date hereof, at the offices of Morris, Manning & Martin, L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, or at such other date, time and place as the Lender and Borrower may mutually agree.

         2.2. Conditions Precedent to the Closing and to Advances. As a condition precedent to the Lender's making the Loan and Advances hereunder, Borrower shall deliver to Lender on the Closing Date (as defined below), the following, in form and substance satisfactory to Lender:

                  (a) The Master Note, executed by Borrower; thereafter, each Advance shall be made pursuant an advance request substantially in the form of Exhibit A attached to the Master Note.

                  (b) Such other documents as may reasonably be required by Lender or Lender's counsel.

         Additionally, (i) all representations and warranties of Borrower contained in this Agreement and the other Loan Documents (as defined below) shall be true, correct and complete as of the date of the Closing (the "Closing Date"), (ii) Borrower shall not be in violation of any of the covenants contained in this Agreement and the other Loan Documents, (iii) no Event of Default (as defined in Article V) shall have occurred and be continuing, and
(iv) Borrower shall have satisfied each condition to Closing set forth herein; and (v) all representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true, correct and complete as of the date of each Advance (each an "Advance Date"), (vi) Borrower shall not be in violation of any of the covenants contained in this Agreement and the other Loan Documents on any Advance Date, (vii) no Event of Default shall have occurred and be continuing on any Advance Date, and (viii) Borrower shall have satisfied each condition to Closing set forth herein as of each Advance Date.

         The Loan documents, including this Agreement, the Master Note, and the documents related thereto (collectively, the "Loan Documents") shall set forth the matters contained in this Agreement and contain such other provisions as are deemed necessary or desirable by Lender.



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The form and substance of all such documents must be satisfactory to Lender prior to disbursement by Lender of any of the proceeds of the Loan.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower represents and warrants to, and agrees with Lender as follows:

         3.1. Power, Organization and Ownership. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, has the power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and in good standing as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. Immediately prior to the Closing, Lender owns eighty-five percent (85%) of the total common stock of Borrower, and Corsi owns fifteen percent (15%) of the total common stock of Borrower.

         3.2. Authorization; Enforceability. Borrower has the power and its Board of Directors has taken all necessary action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms hereof and thereof and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed by Borrower, and is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law; and
(ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction, and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency, or similar event of Borrower).

         3.3. Financial Condition. Borrower currently is financially solvent and capable of meeting its financial obligations as they become due. Borrower, after giving effect to the transactions contemplated hereby and by the other Loan Documents, will be solvent and capable of meeting its financial obligations as they become due.

         3.4. Liabilities; Litigation. Except for liabilities incurred in the ordinary course of business, Borrower has no material (individually or in the aggregate) liabilities, direct or contingent. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its respective properties, which involves the possibility of any judgment or liability, which would materially affect Borrower's ability to repay the Loan or otherwise perform hereunder.

         3.5. No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated herein or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or constitute a default under any material agreement or instrument by which Borrower is bound.



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                                   ARTICLE IV.

                              COVENANTS BY BORROWER

         Until all the obligations of Borrower under this Agreement have been performed and paid in full, Borrower covenants and agrees as follows:

         4.1. Maintenance of Business and Corporate Existence. Borrower shall comply with all valid and applicable statutes, ordinances, rules and regulations and shall keep in force and effect all licenses, permits, bonds and franchises necessary for the proper conduct of its business.

         4.2. Adverse Changes and Litigation. Borrower shall immediately inform Lender of any material adverse change in its financial condition and shall promptly inform Lender of any litigation or threatened litigation, or of the occurrence of any other event or circumstance which might substantially affect the financial condition or business of Borrower.

         4.3. Management, Ownership and Maintenance of Properties. No material change in the management or ownership of Borrower, or in the manner in which its business is conducted shall be made without the prior written consent of Lender. Borrower shall maintain or cause to be maintained all properties used or useful in its business in good repair, working order, and condition, reasonable wear and tear excepted.

         4.4. Financial Statements. Borrower shall keep adequate records and books of account in which complete entries are made in accordance with its accounting principles, consistently applied, and Borrower will furnish to Lender such financial statements and information as Lender may from time to time request.

         4.5. Other Debts. Borrower shall not directly or indirectly incur, create, assume or permit to exist any obligation for payment of borrowed money, excepting only unsecured current liabilities incurred in the ordinary course of business and obligations contemplated by this Agreement, without the express written consent of Lender, which consent shall not be unreasonably withheld. Further, Borrower shall not guarantee the obligations of any person or entity, excepting only obligations contemplated by this Agreement.

         4.6. Bulk Sale. Borrower shall not, without the prior written consent of Lender, sell, transfer or convey all or any part of its interest in its assets to another entity.

         4.7. Taxes. Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials, and supplies which, if unpaid, might become a lien or charge upon any of its properties; except that no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only for so long as such tax, assessment, charge, levy, or claim does not become a lien or charge, and no foreclosure, distraint, sale, or similar proceeding shall have been commenced and remain unstayed for a period of thirty (30) days after such commencement. Borrower shall timely file all information returns required by federal, state, or local tax authorities.



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         4.8.  Examination of Records. Borrower shall permit representatives of the Lender, upon reasonable notice, to (a) visit and inspect the properties of Borrower during normal business hours, (b) inspect and make extracts from and copies of Borrower's books and records, and (c) discuss with the principal officers of Borrower its businesses, assets, liabilities, financial positions, results of operations, and business prospects.

         4.9. Use of Proceeds. Borrower shall use the proceeds of the Loan solely to operate Borrower's business, which shall include, but not be limited to, the purchase of machinery, equipment, fixtures and furnishings, leasehold improvements, and other necessary business expenses and working capital needs incurred by Borrower.

         4.10. Further Assurances. Borrower shall cure promptly, or cause to be cured promptly, defects in the creation and issuance of the Master Note, the execution and delivery of the Loan Documents (including this Agreement), and the perfection of any liens in favor of the Lender resulting from any act or failure to act by Borrower or any employee or officer thereof. Borrower, at its expense, shall promptly execute and deliver to the Lender, or cause to be executed and delivered to the Lender, all such other and further documents, agreements, and instruments, in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to perfect, protect, or preserve any liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any consents, all as may be necessary or appropriate in connection herewith, as may be reasonably requested by the Lender.

                                   ARTICLE V.

                                EVENTS OF DEFAULT

         The occurrence of any one or more of the following shall constitute an "Event of Default," whatever the reason for such event, and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) Any representation or warranty made under this Agreement or in connection with this Agreement (including, without limitation, any warranty, representation or statement in the application of Borrower for the Loan or in any accompanying financial statements) shall prove incorrect or misleading in any material respect when made.

                  (b) Nonpayment, when due, of any principal, accrued interest, premium, fee or other charge due under the Master Note.

                  (c) Default by Borrower in the due observance or performance of any term, covenant, condition or agreement on its part to be performed under this Loan Agreement, the Master Note, or under any other Loan Document contemplated by this Loan Agreement.

                  (d) If Borrower shall: make a general assignment for the benefit of its creditors; file a voluntary petition in bankruptcy or be the subject of an involuntary petition in bankruptcy; be adjudicated as bankrupt or insolvent; file any petition or answer seeking,


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consenting to, or acquiescing in, reorganization, arrangement, composition, liquidation, dissolution or similar relief, under any present or future statute, law or regulation; file an answer admitting or failing to deny the material allegations of the petition against it for any such relief; admit in writing its inability to pay its debts as they mature; discontinue business; or be unable to pay debts as they become due.

              (e) Borrower fails to have vacated or set aside within thirty
(30) days of its entry any court order appointing a receiver or trustee for all or a substantial portion of Borrower's property.

              (f) Borrower suffers or permits any lien, encumbrance or security interest to attach to any of its property, except as herein otherwise expressly permitted, or if any judgment shall be entered against Borrower or any attachment shall be made against any property of Borrower, which judgment or attachment shall remain undischarged, unbonded, or undismissed for a period of ten (10) days.

              (g) Borrower defaults in the payment of any principal or interest on any obligation to Lender or to any other creditor.

                                   ARTICLE VI.

                          REMEDIES ON EVENT OF DEFAULT

         6.1. Declare Note Due. Upon the occurrence of any Event of Default, as defined in this Agreement, the Master Note, or any other Loan Document contemplated by this Agreement, Lender, at its option, may declare the entire unpaid principal balance of the Master Note advanced to Borrower to be forthwith due and payable, and thereupon such balance shall become so due and payable without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and Borrower will forthwith pay to Lender the entire advanced principal amounts and the interest accrued thereon, in accordance with the terms and conditions of the Master Note.

         6.2. Other Remedies. Upon the occurrence or discovery of an Event of Default, Lender, in addition to its option to declare the entire unpaid amount advanced to Borrower under the Master Note due and payable, at its option may:
(a) move to protect its rights and remedies, by action at law or equity, or by any other lawful remedy to enforce payment; and (b) exercise any and all rights of setoff which Lender may have against any account, fund or property of any kind, tangible or intangible, belonging to Borrower and which shall be in Lender's possession or under Lender's control.

         6.3. Cumulative Remedies. The rights and remedies of the Lender hereunder shall be cumulative and not exclusive.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         7.1. Amendments. No amendment of any provisions of this Agreement, nor consent to any departure of Borrower therefrom, shall in any event be effective unless the same shall be



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in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         7.2. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or upon transmission of a telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 7.2. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

         If to Borrower:

                  InsureRate, Inc.
                  41 Copeland Road
                  Denville, New Jersey  07834
                  Attention:  Jerome R. Corsi, President
                  Telecopy No.: (973) 442-0736

         If to Lender:

                  HomeCom Communications, Inc.
                  Building 14, Suite 100
                  Piedmont Center
                  3535 Piedmont Road
                  Atlanta, Georgia  30305
                  Attention:  Harvey Sax, President
                  Telecopy No.: (404) 237-3060

         7.3. Governing Law; Parties Bound. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflicts of laws principals. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

         7.4. Attorneys' Fees; Expenses. If Lender shall incur any cost or expense, including, without limitation, reasonable attorneys' fees, in connection with this Agreement, the Master Note or the Loan, in any manner whatsoever, direct or indirect, whether with regard to the collection of amounts due, defense of Lender or otherwise, upon demand by Lender, Borrower shall pay the same or shall reimburse Lender therefor in full.

         7.5. Assignment by Borrower. Neither this Agreement nor any of Borrower's rights hereunder shall be assignable by Borrower without receipt of the prior written consent of Lender.

         7.6. No Waiver; Remedies. No failure on the part of Lender, and no delay in exercising any right under this Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.

         7.7. Severability. In the event that any clause or provisions of this Agreement or any document or instrument contemplated by this Agreement shall be held to be invalid by any court



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of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining portions or provisions of this Agreement.

         7.8. Entire Agreement. This Agreement contains the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements, commitments or understandings with respect to the matters provided for herein.

         7.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.

                                         BORROWER:

                                         INSURERATE, INC.


                                         By: /s/ Jerome R. Corsi
                                            ---------------------------------
                                            Jerome R. Corsi, President

                                         Attest: /s/ Harvey Sax
                                                -----------------------------
                                                Harvey Sax, Secretary

                                                     (CORPORATE SEAL)

                                         LENDER:

                                         HOMECOM COMMUNICATIONS, INC.

                                         By:      /s/ Harvey Sax
                                            ---------------------------------
                                            Harvey Sax, President

                                         Attest:
                                                -----------------------------
                                                     (CORPORATE SEAL)


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